Exhibits

(j)                 Consent of Independent Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 30, 2009, with respect to the financial statements and financial highlights of The American Independence Funds, including the Stock Fund, International Equity Fund, Short-Term Bond Fund, Intermediate Bond Fund, Kansas Tax-Exempt Bond Fund, International Bond Fund, and U.S. Inflation-Indexed Fund (seven of the portfolios constituting the American Independence Funds Trust) appearing in the October 31, 2009 Annual Report to Shareholders, which is incorporated by reference in this Post-Effective Amendment to the Registration on Form N-1A (the “Registration Statement”).  We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption “Financial Highlights” in the Prospectus and under the caption “Independent Registered Public Accounting Firm and Counsel” and “Financial Statements” in the Statement of Additional Information.

/s/ Grant Thornton LLP

Chicago, Illinois

March 1, 2010